United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:  July 5, 2011

Lannett Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	001-31298	23-0787699
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 State Road, Philadelphia, PA 19136

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (215) 333-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)   Appointment of Vice President of logistics and chief information officer

Effective July 1, 2011, Robert Ehlinger has been appointed and will assume the duties as the Company’s Vice President of logistics and chief information officer.

Mr. Ehlinger, 53, joined Lannett in 2006 as chief information officer.  Earlier, he was vice president of information technology at MedQuist, Inc., a healthcare services provider, where during his 10-year tenure he held a number of operational and technology positions.  Prior to MedQuist, Mr. Ehlinger served as corporate director of information technology for Kennedy Health Systems, supporting acute care and ambulatory care health information systems and biomedical support services.  Previously, Mr. Ehlinger worked for Dowty Communications, where he served in various technical and operational support roles prior to taking on the role of international distribution sales executive managing the Latin America sales distribution channels.  Mr. Ehlinger earned a bachelor’s of arts degree in physics from Gettysburg College in Gettysburg, Pennsylvania.

Item 9.01  Financial Statements and Exhibits

(d)               Exhibits

99.1             July 5, 2011 Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lannett Company, Inc.
(Registrant)

	By:	/s/ Arthur P. Bedrosian
Arthur P. Bedrosian
President and Chief Executive Officer
Dated: July 6, 2011

EXHIBIT INDEX

Exhibit:	Description

99.1	July 5, 2011 Press Release